                                   EXHIBIT 20

                              OFFICER'S CERTIFICATE
                        ANNUAL STATEMENT AS TO COMPLIANCE

            I, Arthur Q. Lyon, Senior Vice President and Chief Financial
Officer of The Money Store Inc., a New Jersey Corporation (the "Company" and the "Claims Administrator"), do hereby certify that:

            Under the terms of the Pooling and Servicing Agreement dated as of February 28, 2001 (the "Agreement") with respect to the HomEq Residential Trust 2001-I HomEq Asset Backed Certificates, Series 2001-I: (i) the Company has generally complied with the provisions of Article V and VII and the Claims Administrator has generally complied with Section 5.15, (ii) a review of the activities of the Company and the Claims Administrator during the preceding calendar year and of their respective performance under the Agreement has been made under my supervision, and (iii) to the best of my knowledge, based on such review, the Company has fulfilled, in all material respects, its obligations under the Agreement throughout such year. The Company shall continue to audit and monitor its servicing procedures and reports and, if any material variations are found, shall amend such reports.


            The Company has provided this Officer's Certificate to those parties listed in Section 7.04 of the Agreements.

            IN WITNESS WHEREOF, the undersigned has executed this Certificate as of March 29th, 2002.



                                 /s/ Arthur Q. Lyon
                                 Arthur Q. Lyon
                                 Senior Vice President
                                 And Chief Financial Officer

                              OFFICER'S CERTIFICATE
                        ANNUAL STATEMENT AS TO COMPLIANCE

            I, Arthur Q. Lyon, Chief Financial Officer of The Money Store Inc., a New Jersey Corporation (the "Company"), do hereby certify that:

            As servicer under the Sale and Servicing Agreement dated as of February 28, 1998 (the "Agreement") with respect to The Money Store Residential Trust 1998-I; (i) the Company has generally complied with the provisions of
Article IV and V and the Claims Administrator has fully complied with Section 4.15, (ii) a review of the activities of the Company and the Claims Administrator during the preceding calendar year and of performance under the Agreement has been made under my supervision, and (iii) to the best of my knowledge, based on such review, the Company has fulfilled, in all material respects, its obligations under the Agreement throughout such year. The Company shall continue to audit and monitor its servicing procedures and reports and, if any material variations are found, shall amend such reports.



            The Company has provided this Officer's Certificate to those parties listed in Section 5.04 of the Agreements.

            IN WITNESS WHEREOF, the undersigned has executed this Certificate as of April 16, 2001.




                                                    ----------------------------
                                                    Arthur Q. Lyon
                                                    Chief Financial Officer

                             MANAGEMENT'S ASSERTION


As of and for the year ended December 31, 2001, HomEq Servicing Corporation (the Company) complied in all material respects with the minimum servicing standards relating to its servicing of home equity and home improvement loans, set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers..

As of and for the year ended December 31, 2001, the Company had in effect fidelity bond and errors and omissions policies in the amounts of $200 million and $20 million, respectively.



               /s/  Arthur Q. Lyon                              March 27, 2002
 -------------------------------------------------              --------------
               Arthur Q. Lyon                                       Date
             Chief Financial Officer
               The Money Store Inc.



               /s/  Keith G. Becher                             March 27, 2002
 --------------------------------------------------             --------------
                Keith G. Becher                                     Date
             Chief Operating Officer
           HomEq Servicing Corporation







            707 3rd Street - West Sacramento, CA 95605 - 916/617-2001